UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2014

TriCo Bancshares

(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Constitution Drive

Chico, California 95973

(Address of principal executive offices)

Registrant’s telephone number, including area code: (530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 3, 2014, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of January 21, 2014 (the “Merger Agreement”), between TriCo Bancshares, a California corporation (“TriCo”), and North Valley Bancorp, a California corporation (“North Valley”), North Valley merged with and into TriCo with TriCo continuing as the surviving corporation (the “Merger”). Immediately after the Merger, North Valley Bank, a wholly owned bank subsidiary of North Valley, merged with and into Tri Counties Bank, a wholly owned bank subsidiary of TriCo, with Tri Counties Bank continuing as the surviving bank.

Pursuant to the terms of the Merger Agreement, each outstanding share of North Valley common stock, no par value per share (“North Valley Common Stock”) (other than shares owned by North Valley directly or indirectly as specified in the Merger Agreement, which shares were cancelled), including the associated preferred stock purchase rights, was converted into the right to receive 0.9433 of a share of TriCo common stock, no par value per share (“TriCo Common Stock”). For each fractional share that would have otherwise been issued, TriCo will pay cash in an amount equal to such fraction of a share multiplied by $23.26, which was the weighted average of the closing prices for shares of TriCo Common Stock as quoted on the NASDAQ Global Select Market for the twenty consecutive trading days ending on October 2, 2014 (the “Weighted Average Closing Price”).

Immediately prior to the closing, each outstanding option to purchase shares of North Valley Common Stock, whether or not then vested and exercisable, was cancelled and the holder of the option was entitled to receive from North Valley, subject to any required tax withholding, an amount in cash, without interest, equal to the excess over the exercise price per share, if any, of 0.9433 multiplied by the Weighted Average Closing Price.

As a result of the Merger, TriCo will deliver approximately 6.58 million shares of TriCo Common Stock to the former holders of North Valley Common Stock. Former holders of North Valley Common Stock, as a group, have the right to receive shares of TriCo Common Stock in the Merger constituting approximately 29% of the outstanding shares of TriCo Common Stock immediately after the Merger. As a result, holders of TriCo Common Stock immediately prior to the Merger, as a group, own approximately 71% of the outstanding shares of TriCo Common Stock immediately after the Merger. Based on TriCo’s closing stock price of $23.09 on October 2, 2014, the merger consideration was valued at approximately $21.94 per North Valley share.

In connection with the Merger, TriCo entered into three First Supplemental Indentures to assume North Valley’s guarantees with respect to an Indenture between (i) North Valley and Wilmington Trust Company, dated as of April 10, 2003, pursuant to which North Valley issued $6,186,000 of its Fixed/Floating Rate Junior Subordinated Debt Securities Due 2033, (ii) North Valley and Wilmington Trust Company, dated as of May 5, 2004, pursuant to which North Valley issued $5,155,000 of its Floating Rate Junior Subordinated Debt Securities Due 2034, and (iii) North Valley and U.S. Bank National Association, dated as of December 29, 2005, pursuant to which North Valley issued $10,310,000 of its Floating Rate Junior Subordinated Debt Securities Due March 15, 2036. Collectively, these trust preferred securities represent less than 1% of the total assets of TriCo following the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to TriCo’s Current Report on Form 8-K filed on January 22, 2014, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, on October 3, 2014, three independent members of North Valley’s board of directors, J. M. (“Mike”) Wells, Jr., Patrick W. Kilkenny, and Martin A. Mariani, were appointed to the board of directors of TriCo and Tri Counties Bank, effective as of October 3, 2014, to serve until the annual meeting of shareholders of TriCo or Tri Counties Bank, as the case may be, at which time they will stand for reelection, subject to nomination by the Nominating and Corporate Governance Committee. The TriCo and Tri Counties Bank boards of directors increased their respective sizes by three from nine to twelve to create seats on the boards for these three individuals. North Valley’s and North Valley Bank’s remaining directors and executive officers ceased serving in such capacities effective as of the date of the Merger.

Patrick Kilkenny, Martin Mariani and J. M. Wells, Jr. will be compensated by Tri Counties Bank for their service as directors with monthly payments of $2,666.66 for each month served, commencing October 2014. Effective as of October 6, 2014, each of the foregoing appointees will be granted a nonstatutory stock option to purchase 7,500 shares of TriCo Common Stock under the 2009 Equity Incentive Plan. Such options will have an exercise price equal to the closing price of TriCo Common Stock as reported on the NASDAQ Global Select Market on the date of grant, will vest in five equal annual installments beginning on October 6, 2015 and will expire on October 6, 2024. In addition, each of the appointees was approved to participate in the North Valley Directors Deferred Compensation Plan, at their discretion.

The Nominating Committee determined that Messrs. Kilkenny, Mariani and Wells were each independent directors under applicable rules and regulations. Committee appointments were undetermined as of the date of this report.

On October 3, 2014, TriCo and Tri Counties Bank appointed and elected Michael J. Cushman, North Valley’s President and Chief Executive Officer, to join TriCo as its Executive Vice President—Strategic Initiatives, effective as of October 4, 2014. Mr. Cushman, age 58, had been North Valley’s and North Valley Bank’s President and Chief Executive Officer and director since February 1999. Mr. Cushman was approved to participate in the North Valley Supplemental Executive Retirement Program (SERP) and the North Valley Executive Deferred Compensation Plan.

Item 8.01. Other Events.

On October 3, 2014, TriCo issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The Company intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(b)	Pro forma financial information.

The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(d)	Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2014

By:	/s/ Thomas J. Reddish
Name:	Thomas J. Reddish
Title:	President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of January 21, 2014, between TriCo Bancshares and North Valley Bancorp (filed as Exhibit 2.1 to TriCo’s Current Report on Form 8-K filed on January 22, 2014 and incorporated herein by reference).

99.1	Press Release, dated October 3, 2014.

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